EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

AFS SENSUB CORP.

(a Nevada corporation)

(Dated as of March 1, 2023)

ARTICLE I

STOCKHOLDERS

Section 1.1    CERTIFICATES REPRESENTING STOCK. Every holder of stock in AFS SenSub Corp. (the “Corporation”) shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chair or Vice-Chair of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation or by agents designated by the Board of Directors, certifying the number of shares owned by it in the Corporation and setting forth any additional statements that may be required by the Chapter 78 (the “Nevada Corporation Act”) of the Nevada Revised Statutes (“NRS”). If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the Nevada Corporations Act. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

Section 1.2    FRACTIONAL SHARE INTERESTS. The Corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the Corporation may proceed in the manner prescribed by the provisions of Section 78.205 of the Nevada Corporations Act.

Section 1.3    STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

Section 1.4    RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.5    MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the articles of incorporation (as amended or amended and restated from time, the “Articles of Incorporation”) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Nevada Corporations Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.

Section 1.6    STOCKHOLDER MEETINGS.

(a)    TIME. The annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and at the time as may be fixed by the Board of Directors and designated in the notice of the meeting. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of an action by the Corporation. A special meeting of stockholders shall be held on the date and at the time fixed by the Board of Directors. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

(b)    PLACE. Annual meetings and special meetings of the stockholders shall be held at such place, within or without the State of Nevada, as the Board of Directors may, from time to time, fix.

(c)    CALL. Annual meetings, if any, and special meetings of the stockholders may be called by the directors or by any officer instructed by the Board of Directors to call the meeting.

(d)    NOTICE OR WAIVER OF NOTICE. Notice of all meetings of the stockholders shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Board of Directors must designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the Corporation. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting; and whenever notice of any kind is required to be given under the provisions of the Nevada Corporations Act, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

(e)    CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chair of the Board, if any, the Vice-Chair of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a Chair to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chair of the meeting shall appoint a secretary of the meeting.

(f)    PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of NRS 78.355.

(g)    QUORUM. Stockholders holding at least a majority of the voting power are necessary to constitute a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.

(h)    VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present, except where the Nevada Corporations Act, the Articles of Incorporation, or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the Nevada Corporations Act, voting by ballot shall not be required for any other action.

Section 1.7    STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, provided that if a different proportion of voting power is required for such an action at a meeting of stockholders, then that proportion of written consents is required. In no instance where action is authorized by written consent (including, without, limitation, an action for the election of directors) need a meeting of stockholders be called or noticed.

ARTICLE II

DIRECTORS

Section 2.1    FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase “entire board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Section 2.2    QUALIFICATIONS AND NUMBER. Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The number of directors constituting the entire board shall not be less than three (3) and not more than seven (7); provided that at least one (1) director of the Corporation shall be an Independent Director (as defined in Article VII of the Articles of Incorporation). The exact number of directors shall be fixed, within such range, from time to time by resolution of the Board of Directors, or if the number is not fixed, the number shall be three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2.3    ELECTION AND TERM. Directors may be elected in the manner prescribed by the provisions of NRS 78.320 through 78.335, including, without limitation, by written consent of the stockholders in lieu of an annual meeting in accordance with NRS 78.320. At each annual meeting of stockholders, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualified.

Section 2.4    MEETINGS.

(a)    TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b)    PLACE. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

(c)    CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chair of the Board, if any, the Vice-Chair of the Board, if any, or the President, or of a majority of the directors in office.

(d)    NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

(e)    QUORUM AND ACTION. A majority of the whole board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provided by the Nevada Corporations Act, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Nevada Corporations Act and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

(f)    PARTICIPATION BY ELECTRONIC COMMUNICATION. Directors not physically present at a meeting of the Board of Directors, or any committee of the Board of Directors, may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to: (i) verify the identity of each director participating by electronic communication; and (ii) provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner. Directors participating by electronic communication shall be considered present in person at the meeting.

(g)    CHAIR OF THE MEETING. The Chair of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chair of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

(h)    REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the Nevada Corporations Act.

(i)    RESIGNATION. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

(j)    VACANCIES. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified.

Section 2.5    COMMITTEES. The Board of Directors, by resolutions adopted by a majority of the directors, may establish one or more committee, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporations Act. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

Section 2.6    WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee there of may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.

ARTICLE III

OFFICERS

Section 3.1    OFFICERS. The Corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chair of the Board, a Vice-Chair of the Board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

Section 3.2    QUALIFICATIONS. Except as may otherwise be provided in the resolution choosing him, no officer other than the Chair of the Board, if any, and the Vice-Chair of the Board, if any, need be a director. Any person may hold two or more offices, as the directors may determine.

Section 3.3    TERM OF OFFICE. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term. Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board. Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

Section 3.4    DUTIES AND AUTHORITY. All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.1    INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The Corporation shall, to the fullest extent permitted by the Nevada Corporations Act as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any person who is or was a director or officer of the Corporation or is or was serving at the Corporation’s request as a director or officer of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 4.2    INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. The Corporation may, to the extent permitted by the Nevada Corporations Act as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 4.3    INDEMNIFICATION AGAINST EXPENSES. The Corporation shall, to the extent permitted by the Nevada Corporations Act as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 4.1 and 4.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 4.4    NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article IV shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the directors or stockholders of the Corporation, or otherwise. The indemnification provided under this Article IV shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

Section 4.5    OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a representative of another entity shall be reduced by any amount such person collects as indemnification from such other entity. The Corporation shall not be obligated pursuant to the terms of these Bylaws to make any payment provided under Section 4.2 of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that the indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, applicable law or otherwise. In the event of any payment under Section 4.2, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of a indemnitee, who shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

ARTICLE V

OFFICES

Section 5.1    REGISTERED AGENT AND OFFICE. The registered agent of the Corporation shall be as set forth in the Articles of Incorporation, and the registered office of the Corporation shall be the street address of that agent. The Board of Directors may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State.

Section 5.2    PRINCIPAL OFFICE. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 5.3    OTHER OFFICES. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 5.4    BOOKS AND RECORDS. The Corporation shall maintain at its principal office (or with a custodian of records whose name and street address are available at the Corporation’s registered office), (a) a copy, certified by the Nevada Secretary of State, of its Articles of Incorporation, and all amendments thereto; (b) a copy, certified by an officer of the Corporation, of these Bylaws, and all amendments thereto; and (c) a stock ledger or a duplicate stock ledger, revised annually as required by NRS 78.105, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE VI

CORPORATE SEAL OR STAMP

The corporate seal or stamp, if any, shall be in such form as the Board of Directors may prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS

The power to amend, alter, and repeal these Bylaws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by the stockholders.

CERTIFICATION

I HEREBY CERTIFY that the foregoing is a true, correct and complete copy of the Amended and Restated Bylaws of AFS SenSub Corp., a Nevada corporation, which bylaws are in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certification on as of this 1st day of March, 2023.

AFS SenSub Corp.

By:	/s/ Brandon Ellison
Name:	Brandon Ellison
Title:	Vice President, Corporate Counsel and Assistant Secretary